Exhibit 10.1(a)

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY SECURITIES LAWS OF ANY STATE. THEY MAY NOT. BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER. SUCH ACT OR ANY SUCH LAW.

First China Pharmaceutical Group, Inc.

October 4, 2010

AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE DATED OCTOBER 3, 2010

In accordance with Article 9(b) of the Convertible Promissory Note granted on October 3, 2010 by Sierra Growth Inc. to First China Pharmaceutical Group, Inc, Sierra Growth Inc. hereby assigns the Convertible Promissory Note to Caledonia Partners LLC.  This approval of this assignment relinquishes First China Pharmaceutical Group, Inc, from any and all obligations to Sierra Growth Inc. in regard to the Convertible. Promissory Note of October 3, 2010

IN WITNESS WHEREOF, the Company agrees to have the Promissory Note of October 3, 2010 to Caladonia Partners LLC under the same terms and conditions as agreed to with Sierra Growth Inc.

First China Pharmaceutical Group, Inc.

By:	/s/ Zhen Jiang Wang
Name:	Zhen Jiang Wang
Title:	Chairman & Chief Executive Officer

Agreed and Accepted:

HOLDER  Sierra Growth Inc.

By:	/s/ Josephine Agotilla

Name:	Josephine Agotilla

Title:	Authorized Signatory